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EIP MICROWAVE, INC.                                             1996 FORM 10-KSB
                                                                   EXHIBIT 10(n)

                                 EIP MICROWAVE, INC.
                             SECOND AMENDED AND RESTATED
                                1994 STOCK OPTION PLAN
                   (as amended and restated on November 20, 1996)


    1. PURPOSE. The purpose of the EIP Microwave, Inc. Second Amended and Restated 1994 Stock Option Plan is to provide a means whereby EIP Microwave, Inc. (the "Company") may attract and retain persons of ability as directors, employees and consultants and motivate such persons to exert their best efforts on behalf of the Company and any of its subsidiaries.

    2. BENEFITS AVAILABLE UNDER PLAN. The total number of shares which may be issued and sold under options granted pursuant to this Stock Option Plan shall not exceed 200,000 shares of the common stock, $.01 par value per share (the "Common Stock"), of the Company except to the extent of adjustments authorized by the last sentence of Paragraph 6 of this Stock Option Plan. Such shares may be treasury shares of shares of original issue or a combination of the foregoing. If any option terminates, expires or is cancelled with respect to any shares of Common Stock, new options may thereafter be granted covering such shares of Common Stock.

    3. ADMINISTRATION. This Stock Option Plan shall be administered by a committee (the "Committee") of two or more members of the Board of Directors, appointed by and holding office at the pleasure of the Board. The members of the Committee shall be "non-employee directors" within the meaning of that term in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor rule to the same effect ("Rule 16b-3").

         The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to members of the Board of Directors, to officers, to other key employees and to non-employee consultants of the Company or any of its subsidiaries (excluding John F. Bishop) of options to buy from the Company shares of Common Stock and to fix the number of shares to be covered by each such option. Successive options may be granted to the same person whether or not the option or options first granted to such person remain unexercised.

         Subject to the express provisions of this Stock Option Plan, the Committee shall have the authority to construe and interpret this Stock Option Plan and, to the extent not otherwise defined herein, to define the terms used in this Stock Option Plan; to prescribe, amend and rescind rules and regulations relating to the administration of this Stock Option Plan; and to make all other determinations necessary or advisable for the administration of this Stock Option Plan. The determinations of the Committee on all matters referred to in this Paragraph 3 shall be conclusive.

         The Committee shall hold meetings at such times and places as it may determine in accordance with the Bylaws of the Company. A majority of the members of the committee shall constitute a quorum at any such meeting. All determinations of the Committee shall be

November 29, 1996                                    SECOND AMENDED AND RESTATED
                                                          1994 STOCK OPTION PLAN

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made by a majority of its members at a meeting or by the unanimous written consent of all members of the Committee. In the event action by the Committee is taken by unanimous written consent, the action of the Committee shall be deemed to be at the date the last Committee member signs the consent.

         4.   ELIGIBILITY.

              (a) All members of the Board of Directors, officers, other key employees and non-employee consultants of the Company or any of its subsidiaries (excluding John F. Bishop) shall be eligible to receive Nonstatutory Options (as defined in Paragraph 5(a) below), and all officers (including officers who are members of the Board of Directors) and other key employees of the Company or any of its subsidiaries (excluding John F. Bishop) shall be eligible to receive Incentive Options (as defined in Paragraph 5(a) below).

              (b) Any officer or key employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company or any of its subsidiaries shall not be eligible to receive any Incentive Option (as defined in Section 5(a) hereof) unless (i) the exercise price of the shares subject to such option is at least one hundred ten percent (110%) of the Fair Market Value of such shares on the date of grant and
(ii) such option by its terms is not exercisable after the expiration of five years from the date of grant.

         5.   NATURE, TERMS AND CONDITIONS OF OPTIONS.

              (a)  Options granted under this Stock Option Plan may be
(i) options which are intended to qualify under particular provisions of the Internal Revenue Code (the "Code"), as in effect from time to time ("Incentive Options"), (ii) options which are not intended to so qualify under the Code ("Nonstatutory Options"), or (iii) combinations of the foregoing.

              (b) No option shall run for more than ten years from the date granted; provided, however, no Incentive Option granted to an optionee described in Paragraph 4(b) hereof shall be exercisable after the expiration of five years from the date granted.

              (c) No option shall be transferrable by the optionee otherwise than (i) by will or the laws of descent and distribution or (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

              (d) Options shall be exercisable during the optionee's lifetime only by him or, in the event of his legal incapacity to do so, by his guardian or legal representative acting in a fiduciary capacity under state law on behalf of the optionee and under court supervision.

              (e) The option price shall be determined by the Committee at or prior to the time the option is granted; provided, however, that in the case of an Incentive Option, the option price shall be at least equal to the Fair Market Value per share at the time the Incentive Option is granted, and in the case of a Nonstatutory Option, the option price shall be at least

November 29, 1996                                    SECOND AMENDED AND RESTATED
                                                          1994 STOCK OPTION PLAN
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equal to eight five percent (85% ) of the Fair Market Value per share at the time the Nonstatutory Option is granted. "Fair Market Value" shall mean: (a) if the Common Stock is traded on an exchange, the closing price at which a share of Common Stock traded on the date of valuation; (b) if the Common Stock is traded over-the-counter on the NASDAQ System, the mean between the bid and asked closing prices of a share of Common Stock on said System at the close of business on the date of valuation or, if the Common Stock is designated a National Market System security, the closing price at which a share of Common Stock traded on the date of valuation; and (c) if neither (a) nor (b) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

         (f) In order to exercise options, the person or persons entitled to exercise them shall give written notice to the Company specifying the number of shares to be purchased pursuant to the exercise of options. This notice shall be accompanied by payment for the shares as provided in Paragraph 5(g). Options may be exercised at such time or times as may be determined by the Committee at the time of grant.

         (g) The option price shall be payable (i) in cash or by check acceptable to the Company, (ii) at the discretion of the Committee, by the transfer to the Company by the optionee of shares of Common Stock having a Fair Market Value at the time of exercise equal to the total option price or (iii) by a combination of such methods of payment. The Committee shall determine, in its discretion, whether the requirement of payment in cash shall be deemed satisfied if the optionee shall have made arrangements satisfactory to the Company with a broker who is a member of the National Association of Securities Dealers, Inc. to sell a sufficient number of shares being purchased so that the net proceeds of the sale transaction will at least equal the option exercise price and pursuant to which the broker undertakes to promptly deliver the full option exercise price to the Company.

    6. ADJUSTMENTS IN EVENT OF CHANGE IN STOCK. The Committee may make or provide for such adjustments in the option price and in the number or kind of shares of the Company's Common Stock or other securities covered by outstanding options as such Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of optionees that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, reorganization, separation, partial or complete liquidation, issuance of rights or warrants to purchase stock, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Notwithstanding anything to the contrary, in the event of a merger or consolidation in which the Company is not the surviving corporation and the agreement of merger or consolidation provides for the assumption of options granted (and the Company's obligations) under this Plan, the shares of common stock or securities of the successor corporation may be issued under this Plan in lieu of shares of Common Stock, subject to the aforementioned adjustments which the Committee may determine are equitably required, and such substitution of securities shall not require the consent of any person who is granted options pursuant to this Plan. The Committee may also make or provide for such adjustments in the number or kind of shares of the Common Stock or other securities (including, but not limited to, shares of a successor referenced above) which may be sold under this Stock Option Plan as such Committee in its sole discretion, exercised in good faith, may


November 29, 1996                                    SECOND AMENDED AND RESTATED
                                                          1994 STOCK OPTION PLAN
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determine is appropriate to reflect any transaction or event described in the two preceding sentences (subject, however, in the case of Incentive Options, to the provisions of the Code).

    7. STOCK OPTION AGREEMENT. The form of each Stock Option Agreement shall be prescribed, and any Stock Option Agreement evidencing an outstanding option may with the concurrence of the affected optionee be amended, by the Committee, provided that the terms and conditions of each such Stock Option Agreement and amendment are not inconsistent with this Stock Option Plan.

    8. CANCELLATION OF OPTION. The Committee may, with the concurrence of the affected optionee, cancel any option granted under this Stock Option Plan. In the event of any such cancellation, the Committee may authorize the granting of new options (which may or may not cover the same number of shares which had been the subject of any prior option) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Stock Option Plan, would have been applicable had the cancelled options not been granted.

    9. AMENDMENT. This Stock Option Plan may be amended from time to time by the Board of Directors, but without further approval by the shareholders of the Company no such amendment shall (a) increase the aggregate number of shares of Common Stock that may be issued and sold under this Stock Option Plan (except that adjustments authorized by the last sentence of Paragraph 6 shall not be limited by this provision) or (b) change the designation in Paragraph 4 of the class of persons eligible to receive options or (c) cause Rule 16b-3 to cease to be applicable to this Stock Option Plan.


November 29, 1996                                    SECOND AMENDED AND RESTATED
                                                          1994 STOCK OPTION PLAN
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